Exhibit 10.11

Referral Agreement

This contract is entered into by and between [ A ] Limited (hereinafter referred to as Party A), and [ B ] Limited (hereinafter referred to as Party B).

Party A agrees that the above is called Party B; both parties understand and accept the contents and terms of the contract.

Article 1: Contract Term

This contract shall remain valid from the date of signing to the current year. Jan. 1 of each year shall be the annual start date and Dec. 31 shall be the annual settlement date. If neither party has any written objection to this contract after the expiration of the term, it shall be extended automatically and effectively according to the original conditions. The contents of this contract may be revised by both parties in written form at any time.

Article 2: Constitution of Contract

This contract and related regulations and systems formulated by Party A in order to comply with the decrees or accord with business development needs are parts of this contract. This contract signed by both parties through consensus shall abide by all provisions. In case of violation, they are willing to accept punishment and compensate for damages.

Article 3: Introduction to Business Authorization Scope

1. Party A agrees that Party B represents Party A to introduce the commodities represented by Party A.

2. Documents between both parties, data of the referee and conveyed information shall be kept highly confidential and shall not be notified or given to a third party for use without the written consent of the other party.

3. The related company background of the products represented by Party A, product catalog descriptions and related document workflows shall be provided by Party A to Party B for use.

4. The rate, recent price and related data of the commodities introduced shall be provided by Party A to facilitate the use of Party B.

5. In the event of reasonable doubt about the quality of the case, Party A reserves the right to refuse to accept the introduction.

6. If Party B successfully introduces a case, it shall require the referee to remit money, issue a check, or allocate money to the special account designated by the insurance company, fund management company or trust company by credit card debit in person, and forward the case-related data to Party A but only for assistance in review or delivery.

7. Party B agrees that Party A may directly confirm the commodities represented by Party A with the referee. But all contacted contents are limited to case confirmation.

8. Party B may send a person to participate in training courses (at its own expense), product education briefings organized by Party A.

9. Party B shall perform its obligation of consultation with its referee and shall abide by the contents agreed by both parties in respect of its speeches and acts to others. In case of a violation which causes losses of the referee and derivative related expenses, Party B shall be held liable for it. Party A shall not bear any legal liability for it.

10. Both parties shall not use the other party’s name to conduct untrue and exaggerated propaganda and then mislead the referee. If any damage is caused to the other party, they shall compensate for all losses of the other party. The default party shall bear all possible legal liabilities.

11. Both parties must comply with the contract at any time. If the contract shall be modified according to the procedure, both parties reserve the right to modify the contract and notify each other according to the final correspondence addresses of both parties.

12. Both parties’ contractual rights or obligations shall not be transferred or allocated to a third party without the consent of the other party.

Article 4: Payment Method of Introduction Fees

1. Party B shall obtain the introduction fees obtained by the referral cases and confirmed by Party A.

2. The benchmark, ratio and payment conditions of the introduction fees are listed in the introduction fee annex and MOU.

3. If the product fees of the referee are totally returned, the introduction fees shall not be paid to Party B and all paid introduction fees shall be returned to Party A. If some of the product fees of the referee is returned, Party A shall pay a proper ratio of the introduction fees to Party B.

4. Party B’s receiving account shall be based on the bank account established according to the recommendations proposed by Party A in order to speed up the payment speed of Party A’s introduction fees; the related remittance fees incurred shall be borne by Party B.

5. Before the 15th day and the end of each month, Party A shall notify Party B of the introduction fee amount table by an electronic statement and remit it to the receiving account agreed by Party B by electronic remittance.

6. The introduction fee payment method and currency shall be handled according to the payment provisions of the commodity companies.

7. In case of statutory holidays, the introduction fees may be paid one business day in advance or later according to the situation.

8. During the ICP/ Term lockout period (free-look period), if the referee stops and cancel the policy, the referral fee will be proportionally calculated and recovered according to the referral fee structure of each insurance companies or fund companies.

Article 5: Introduction Quality Evaluation Provisions

1. If Party B is unwilling, unable to bear or avoids bearing the responsibility to serve the referee, or Party A is unable to contact it by email, telephone, registered letter and other means, or Party B is still unable to fulfill the responsibility through coordination, Party A may cancel Party B’s introduction qualification.

2. Where Party B automatically withdraws or leaves the company or is canceled the introduction qualification by Party A, when there are still subsequent introduction fees for some cases, Party A needs to maintain the service quality until the introduction fees are completely paid (if the cases have been transferred to other places, they shall be beyond this limit).

Article 6: Practice Provisions

1. Party B shall not have the following behaviors during referral, or where it has the following behaviors, it has nothing to do with Party A; Party A may reserve the right to continue the contract. If losses or disputes occur to the referee hence, Party B shall be responsible for it by itself.

A. To introduce the commodities by fraud, coercion or other illegal means.

B. To conduct securities investment on behalf of the referee without authorization.

C. To agree upon sharing incomes or losses of the securities investment with the referee

D. To conduct the behaviors violating facts or enough to mislead others such as hypocrisy, fraud, exaggeration, jealousy.

E. To keep or embezzle the securities, funds, seals or passbooks of the referee.

F. To inquire about, disclose the entrusted issues by the referee or other secrets known from the post not according to the decrees.

G. To represent to guarantee profits or bear losses to the referee or to make the referee believe that its investment is guaranteed to obtain profits by all kinds of means.

H. To encourage or seduce others to refuse to fulfill the delivery obligation of securities investment sales by words, pictures, speeches or other methods, or to resist or conduct other behaviors that disturb both parties’ normal operation procedures.

I. Other faults obviously attributable to Party B cause losses to the referee or Party A.

J. To falsify the signature and proofs of the referee.

K. To introduce the commodities by multi-layer pyramid sale.

2. Party B shall abide by the following norms:

A. Party B may guarantee that all materials related to Party B, cases, documents, reports and photos provided to Party A are reliable and legal.

B. Party B shall clearly explain the contents of insured or invested products and handling fees for withdrawing from such insurance or investment /handling fees for redeeming the funds to the referee.

C. Party B shall give the description, structure, continuity, background and prescribed fees of the insured or invested products and financial plans and the charging contents set to the referee.

D. Party B shall explain to the referee that Party A will not handle the funds invested by the referee; all funds of the referee will be directly allocated to the insurance company or fund management company by remittance, check, or credit card debit. Any redemption or buy-back payment will be also directly paid by the insurance company or fund management company to the account of the referee.

E. Party B agrees that it shall bear the responsibility to serve the referee by itself. Party A shall assist Party B to handle the issues of the referee.

Article 7: Confidentiality Agreement

1. Party A has the responsibility to keep confidential all business secrets and related non-open information of the knowing party: unless expressly required in laws or by related courts, tribunals and arbitration courts, except for the purpose of smoothly carrying out the related work herein, without Party B’s written consent, Party A shall not disclose or explain any content hereof to a third party.

2. Any terms hereof, any data of the customers involved herein and information conveyed in the documents between Party A and Party B shall be the information to be kept confidential. Either party shall have the obligation to keep the said confidential and shall not notify a third party or give them to a third party for use without the written consent of each other.

3. The obligation to keep confidential shall not be terminated along with the termination and dissolution of the contract.

Article 8: Validity of Additional Contract

Party A shall provide Party B with the introduction to new commodities. If both parties have cooperation with the commodities of other projects, they may agree on the introduction fees and payment method in the annex to the MOU. The annex shall have the same validity as this contract.

Article 9: Protection Terms on Termination of Business

If Party A ends its business, Party A ensures to assist Party B in related subsequent service operations and guarantee Party B’s rights before the end.

Article 10: Termination of Contract

Where any of the following events occurs, this contract shall be terminated:

1. Either party notifies the other party to terminate this contract in written form 30 days before the expiration of the contract validity.

2. Either party has any event that violates this contract.

Article 11: Supplementary Provisions to Contract

Both parties may modify the contract in a written agreement at any time since they comply with the changes in the decrees or business policies.

Article 12: Referral Agreement

1. Without each other’s consent, both parties shall not be engaged in the following behavior: to use both parties’ names to produce ads or propagandize by other means.

I. To change, delete product companies and related documents; II. To use both parties’ trademarks or to print business cards by themselves without authorization; III. To sign any contract in the names of both parties.

2. Party A provides administrative acceptance and standard product description courses of represented commodities.

3. During the validity of the contract, other introducing merchants introduced by Party B or introducing personnel affiliated to Party B shall not enter to the Referral Agreement and similar agreements with Party A without Party B’s consent.

4. If the introducing personnel newly hired by Party B or other introducing merchants introduced by Party B have already owned Party A’s valid Referral Agreement or the contract issued by Party A’s introducing unit, a new contract may be signed six months after the termination of the original contract in writing. In case of violation, the new contract shall be invalid at the very beginning, and the case interests generated from the new contract shall be returned to the unit where the original contract belongs. If the original contract has been terminated, but a new contract is entered into six months later, the new contract shall still be valid; however, the interests of the new case within six months from the termination date of the original contract shall be returned to the unit where the contract belongs. This norm shall be invalid after the termination of this contract.

5. Changes of the contract in the above shall take effect after being approved in Party A’s administrative meetings.

6. Party A shall actively support and cooperate with Party B’s work and shall participate in customer contract-signing process services after project promotion: including customers from the mainland China to Hong Kong to sign a contract, information communication, application signing/ preservation records, agreement signing and other services.

7. Party A shall not illegally snatch Party B’s customers and channels (skip orders). In case of violation, it may be reported with related supervision departments and compensate for losses.

Article 13: Decree Basis and Jurisdictional Court

1. Matters not covered herein shall be handled in accordance with the related decrees of the Government of Hong Kong.

2. In respect of all disputes arising from this contract, both parties agree to regard Hong Kong Court as the first jurisdictional court.

Article 14: Referral Agreement is in two counterparts with each party holding one respectively. Party A shall attach its email, address and other information.

Article 15: The commission statement specifies the definition of the ten-day payment for the non-annual and annual payment of the AIA annual bill.

Article 16: The commission statement needs to be attached to the complete Referral Agreement in form of an annex and both parties are required to sign it. Commissions shall be subject to the commission statement attached to the formal Referral Agreement.

Party A Representative: [ A ] Limited

Signature:	/s/

Email:

Office Address:

Party B Representative: [ B ] Limited

Signature:	/s/

Email:

Office Address: